                                SCHEDULE 14 A
                                (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (AMendment No.  )

Filed by the Registrant                    /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ / Preliminary Proxy Statement                / / Confidential for Use of the
                     or                            Commission Only (as permitted
/ / Definitive Proxy Statement                     by Rule 14a-6(e)(2))
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                        United Industrial Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:

--------------------------------------------------------------------------------


/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

--------------------------------------------------------------------------------

(2) Form, schedule or registraton statement no.:

--------------------------------------------------------------------------------

(3) Filing party:

--------------------------------------------------------------------------------

(4) Date filed:

--------------------------------------------------------------------------------

                [LETTERHEAD OF UNITED INDUSTRIAL CORPORATION]

                                                              April 10, 1997

Dear United Industrial Shareholder:

We are writing to you regarding an important matter concerning your investment in United Industrial.

You may receive proxy materials from David Lang and Alan Parsow, small shareholders of United Industrial (together they own 13,000 shares, or 0.1 percent of the outstanding stock) who seek to elect themselves to your Board of Directors. We feel strongly that Messrs. Lang and Parsow do not deserve your support. The Board believes these individuals are acting in a manner contrary to the interests of all United Industrial shareholders.

SINCE NEW DIRECTORS AND THE MANAGEMENT TEAM LED BY DICK ERKENEFF TOOK CHARGE OF THE COMPANY'S STRATEGIC DIRECTION A LITTLE OVER A YEAR AGO, YOUR COMPANY HAS EXPERIENCED SIGNIFICANT IMPROVEMENTS IN ITS FINANCIAL PERFORMANCE AND STOCK PRICE. YOUR BOARD IS STRONGLY COMMITTED TO FOLLOWING THROUGH ON THE SUBSEQUENT STAGES OF A CAREFULLY CONCEIVED, PROVEN BUSINESS PROGRAM, IN ORDER TO FURTHER ENHANCE THE VALUE OF YOUR INVESTMENT. WE URGE YOU, ONCE YOU HAVE REVIEWED THE ASPECTS OF THE BUSINESS PROGRAM OUTLINED BELOW AND ITS DEMONSTRATED SUCCESS, TO PROTECT YOUR INVESTMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD TODAY.

UNITED INDUSTRIAL HAS UNDERGONE SEVERAL IMPORTANT CHANGES:

o A MAJOR TRANSFORMATION OF THE BOARD OF DIRECTORS, including the addition of highly qualified outside individuals with specific industry-related experience and a new Chairman who is also from outside the Company. Only two of United Industrial's six Directors are also employees - - Dick Erkeneff, the Chief Executive Officer, and Susan Fein Zawel, Vice President - Corporate Communications, Associate General Counsel and Secretary. Ms. Fein Zawel and members of her family own in the aggregate approximately 18 percent of the Company.

o A REVAMPING OF THE MANAGEMENT TEAMS at both the corporate and AAI levels. The Company has assembled a team with significant expertise managing a dynamic technology company, directing resources with discipline and intelligence to promising areas of new growth.

o THE DEVELOPMENT OF A COMPREHENSIVE STRATEGIC BUSINESS PLAN to provide substantial returns to shareholders through the divestiture of non-core operations, select acquisitions in core areas of defense, engineering, and transportation technology, and pursuit of growth opportunities in promising overseas markets. As part of this effort, we are reengineering our business processes to channel our resources most efficiently. In addition, we retained a management consulting firm to assist in our program and are working to implement certain of their recommendations. Further, in the fall of 1996 we engaged an investment banker to actively pursue a non-core divestiture.

o THE TAKING OF DECISIVE ACTION TO RESOLVE PAST PROBLEMS. The new Board felt it was imperative to settle as quickly as possible a long-standing dispute with the U.S. Navy over the SH-60 Helicopter Simulator Visual Upgrade Program, so that our attention and resources could be better focused on more productive programs and new opportunities. This dispute was settled last November and the contract is being wound down without the possibility of further losses.

AS A RESULT OF THESE INITIATIVES, THE COMPANY'S FINANCIAL PERFORMANCE HAS IMPROVED DRAMATICALLY:

o Since December 29, 1995, the last trading day of that year and shortly after major changes in our Board and management took effect, the price of United Industrial stock has increased by 28.3 percent, from $5.75 to $7.375 as of April 9, 1997 while providing a dividend yield of approximately 3.5 percent.

o        Net income and operating income increased significantly during 1996.

o We raised the quarterly dividend in early 1997 from 5 cents per share to 7 cents per share, reflecting the strong performance and our confidence in United Industrial's new strategy.

o We are generating strong results in our core defense and technology businesses. During the first quarter of 1997, we won a number of significant contracts that will contribute to future growth.

Your Board strongly believes that United Industrial's new strategic plan provides the best way for you to realize value for your shares. We have an experienced, dedicated team in place and a successful track record that shows we know what we are doing and are wasting no time in delivering meaningful results. We are fully committed to achieving long-term growth and increased value for our shareholders.

In contrast, the costly proxy contest Messrs. Lang and Parsow have embarked upon raises serious questions as to their real agenda. With such a slight ownership stake, can they truly have the best interests of all shareholders in mind? In our view, neither Mr. Lang nor Mr. Parsow is an appropriate candidate to serve as a Director of United Industrial based on experience or expertise. Moreover, their decision to pursue this course of action, which will be costly to the Company and time consuming for management, is contrary to our fundamental goal: the creation of value for all shareholders.

WE URGE YOU TO SUPPORT THE INCUMBENT TEAM THAT CAN BUILD ON THE POSITIVE RESULTS OF THE PAST 15 MONTHS. VOTE FOR MANAGEMENT'S TWO NOMINEES, HAROLD GELB AND SUSAN FEIN ZAWEL, ON THE ENCLOSED WHITE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

Sincerely,
/s/ Harold S. Gelb                   /s/ Richard R. Erkeneff
--------------------------           --------------------------
Harold S. Gelb                       Richard R. Erkeneff
Chairman of the Board                President and Chief Executive Officer

The directors of the Company and certain officers of the Company are or may be considered participants in the solicitation of proxies on behalf of the Board of Directors of the Company. Certain information with respect to such persons and information with respect to the Company's expenses are set forth in Annex A hereto.

                                   IMPORTANT
If your shares of Common Stock are held in the name of a bank or brokerage firm, only that firm can execute a proxy card on your behalf.
             Please contact the person responsible for your account
        and instruct them to execute a WHITE proxy as soon as possible.
                   Your Board of Directors recommends a vote
             FOR ITEMS 1, 2 AND 3 AND A VOTE AGAINST ITEMS 4 AND 5.

     If you have questions or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:

                            GEORGESON & COMPANY INC.
                               WALL STREET PLAZA
                            NEW YORK, NEW YORK 10005

                           TOLL FREE: 1-800-223-2064
                       BANKS & BROKERS CALL: 212-440-9800

                       Information Concerning Participants

The following table sets forth the name, business address and beneficial ownership of securities of the Company, with respect to each director and certain officers who may be considered participants in the solicitation of proxies on behalf of the Board of Directors of the Company.

                                                             Shares of Common
                                                                  Stock
                                                            Beneficially Owned
Name                      Business Address                 as of March 1, 1997
----                      ----------------                 -------------------
Edward C. Aldridge, Jr.   The Aerospace Corporation               5,000
                          2350 East El Segundo Blvd.
                          El Segundo, CA  90245

Howard M. Bloch           N/A                                     44,758

Richard R. Erkeneff       AAI Corporation                       76,804(1)
                          P.O. Box 126
                          Hunt Valley, MD  21030

Harold S. Gelb            45 Rockefeller Plaza                    5,000
                          Suite 1701
                          New York, NY 10111

James H. Perry            AAI Corporation                        7,087(1)
                          P.O. Box 126
                          Hunt Valley, MD  21030

E. Donald Shapiro         The New York Law School                 15,000
                          57 Worth Street
                          New York, NY  10013

Robert W. Worthing        AAI Corporation                      14,967(1)(2)
                          P.O. Box 126
                          Hunt Valley, MD  21030

Susan Fein Zawel          United Industrial Corporation       340,191(1)(3)
                          18 East 48th Street
                          New York, NY  10017
------------
(1) Includes shares which the following persons have the right to acquire within 60 days through the exercise of stock options: Mr. Erkeneff, 68,000 shares; Mr. Perry, 4,000 shares; Mr. Worthing, 7,000 shares; and Ms. Fein Zawel, 5,334 shares.

(2) Does not include 500 shares of Common Stock owned by Mr. Worthing's spouse, as to which he disclaims beneficial ownership.

(3) Includes shares of Common Stock owned as follows: 216,114 shares owned by Ms. Fein Zawel, her spouse and minor children and 118,743 shares owned by Fein Investing Properties, Inc., of which Ms. Fein Zawel and her minor children are shareholders.

None of the Participants has purchased or sold securities of the Company since March 1, 1995 except as follows:

Mr. Aldridge acquired 2,000 shares of the Company's Common Stock on May 29, 1996, 1,000 shares of the Company's Common Stock on December 10, 1996 and 2,000 shares of the Company's Common Stock on December 11, 1996.

Mr. Erkeneff acquired 4,000 shares of the Company's Common Stock on November 28, 1995. Also, during the past two years, Mr. Erkeneff has acquired shares of Common Stock through regular payroll deduction purchases and dividend reinvestment under the United Industrial Corporation 401(K) Retirement Savings Plan (the "401(K) Plan").

Mr. Gelb acquired 5,000 shares of the Company's Common Stock on December 5,
1995.

During the past two years, Mr. Perry has acquired shares of Common Stock through regular payroll deduction purchases and dividend reinvestment under the 401(K) Plan.

Mr. Shapiro acquired 10,000 shares of the Company's Common Stock on December 10, 1996 and 5,000 shares of the Company's Common Stock on December 11, 1996.

Ms. Fein Zawel acquired 22,000 shares of the Company's Common Stock on November 22, 1995 and 4,800 shares of the Company's Common Stock on December 4, 1995. Ms. Fein Zawel also acquired 1,000 shares of the Company's Common Stock on March 20, 1997 as custodian for her son, Peter.

Mr. Worthing acquired 1,000 shares of the Company's Common Stock on June 27, 1995, 1,000 shares of the Company's Common Stock on November 22, 1995, 500 shares of the Company's Common Stock on November 28, 1995, and 600 shares of the Company's Common Stock on January 2, 1997. Also, during the past two years, Mr. Worthing has acquired shares of Common Stock through regular payroll deduction purchases and dividend reinvestment under the 401(K) Plan.

Except as disclosed herein and in the Proxy Statement, to the knowledge of the Company, none of the foregoing persons owns of record any securities of the Company which are not also beneficially owned by them nor do they beneficially own, directly or indirectly, any securities of any parent or subsidiary of the Company. Except for the information disclosed herein and in the Proxy Statement, to the knowledge of the Company, none of the foregoing persons nor any associate of such persons is or has been, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Except for information disclosed herein and in the Proxy Statement, to the knowledge of the Company, none of the foregoing persons nor any associate of such persons has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction which has occurred since January 1, 1996 or any currently proposed transaction, or series of similar transactions, to which the Company or any of its affiliates was or is to be a party and in which the amount involved exceeds $60,000.

AAI made an interest free loan of $80,000 to Mr. Erkeneff on December 1, 1993, which loan remains outstanding. The loan is required to be repaid upon the sale of Mr. Erkeneff's former residence. The loan was made in connection with Mr. Erkeneff's commencement of employment at AAI.

James H. Perry is the Chief Financial Officer and Treasurer of the Company. Mr. Perry is employed by the Company pursuant to an employment agreement that provides he be paid a salary at the annual rate of $125,000 and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company. The employment agreement terminates on December 1, 1999, unless Mr. Perry's employment is terminated prior thereto by the Company for cause. Pursuant to the employment agreement, Mr. Perry is eligible to receive annual discretionary bonuses as may be granted by the Company's Board of Directors.

In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by the Company and its directors, officers and employees (who will receive no compensation therefor in addition to their regular salaries) by telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. The Company will reimburse banks and brokers who hold shares of the Company's stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares.

The Company has retained Georgeson & Company Inc. ("Georgeson") to assist in the solicitation of proxies. Pursuant to the Company's agreement with Georgeson, they will provide various proxy advisory and solicitation services for the Company at a cost of $75,000, plus reasonable out-of-pocket expenses. It is expected that Georgeson will use approximately 75 persons in such solicitation.

Although no precise estimate can be made at this time, the Company estimates that if Messrs. Lang and Parsow solicit proxies, the aggregate amount to be spent by the Company in connection with the solicitation of proxies by the Company will be approximately $500,000, of which approximately $71,000 has been incurred to date. This amount includes the fees payable to Georgeson but excludes (i) the salaries and fees of regular officers, directors and employees of the Company and (ii) the normal expenses of an uncontested election. The aggregate amount to be spent will vary depending on, among other things, the nature and extent of any litigation relating to the proxy contest.

                         UNITED INDUSTRIAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 13, 1997

The undersigned hereby appoints Edward C. Aldridge, Jr., Richard R. Erkeneff and
E. Donald Shapiro or any of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in United Industrial Corporation.

The shares represented by this proxy will be voted for proposals 1 through 3, against proposals 4 and 5 and in accordance with item 6 if no instruction to the contrary is indicated, or if no instruction is given.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

   /X/  PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3

1. Election of the following nominees as set forth in the proxy statement
   / / FOR the nominees listed below (except as marked to the contrary below)
   / / WITHHELD AUTHORITY to vote for all nominees listed herein: Harold S. Gelb and Susan Fein Zawel
For, except vote withheld from the following nominee(s).

--------------------------------------------------------------------------------
2. To consider and act upon a proposal to approve the Company's 1996 Stock Option Plan for Nonemployee Directors

                    / / FOR     / / AGAINST     / / ABSTAIN

3. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 1997.

                    / / FOR     / / AGAINST     / / ABSTAIN

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 4 AND 5

4. To consider and act upon a proposal by a certain stockholder with respect to a classified board of directors, if brought before the meeting.

                    / / FOR     / / AGAINST     / / ABSTAIN

5. To consider and act upon a proposal by a certain stockholder with respect to the engagement of an investment banker, if brought before the meeting.

                    / / FOR     / / AGAINST     / / ABSTAIN

6. In their discretion, to act upon such other matters as may properly come before the meeting or any adjournment thereof.

    Please mark, sign, date and return this proxy in the enclosed envelope.

                                        (Note: Please sign exactly as your name
                                        appears hereon. Executors,
                                        Administrators, Trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares held in the name of two or more persons, all should sign.)

                                        ________________________________________
                                           Dated:            Signature

                                        ________________________________________
                                           Dated:     Signature if held jointly